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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  As independent public accountants, we hereby consent to the use of our report incorporated herein by reference dated March 8, 1996, related to the consolidated statements of operations, stockholders' equity and cash flows of Highlands Insurance Group, Inc. and subsidiaries for the year ended December 31, 1995.

                                          Arthur Andersen LLP

Houston, Texas
March 27, 1998